Exhibit 99.1

Nine Energy Service Announces First Quarter 2020 Results

•	Revenue, net loss and adjusted EBITDAA of $146.6 million, $(300.9) million and $10.3 million, respectively for the first quarter of 2020

•	First quarter basic EPS of $(10.22) and $(0.51) adjusted basic EPSB

•	As of March 31, 2020, cash and cash equivalents of $90.1 million

HOUSTON, May 7, 2020 – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported first quarter 2020 revenues of $146.6 million, net loss of $(300.9) million and adjusted EBITDA of $10.3 million. The first quarter net loss of $(300.9) million, or $(10.22) per basic share, includes goodwill impairment charges of $296.2 million associated with the tools, cementing and wireline reporting units. For the first quarter 2020, adjusted net lossc was $(14.9) million, or $(0.51) adjusted basic earnings per share. During the first quarter, the Company generated ROICd of –3%.

The Company had provided original first quarter 2020 revenue guidance between $150.0 and $160.0 million and adjusted EBITDA guidance between $10.0 and $13.0 million, with actual results for revenue falling slightly below Management’s original guidance range and results for adjusted EBITDA falling within Management’s original guidance. Revenue results came in lower than original guidance primarily due to rapidly deteriorating market conditions and activity curtailment in conjunction with oil price declines beginning in March.

“This quarter, revenue fell slightly below management’s original guidance. Adjusted EBITDA fell within the range of management’s original guidance, but we did experience significant market declines in the last month of the quarter. We do not feel Q1 is reflective in any way of the financial picture for the remaining quarters of the year,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “We have a strong liquidity position of $183.6 million as of March 31, 2020 consisting of $90.1 million of cash on the balance sheet and an undrawn ABL credit facility with $93.5 million of availability. As of March 31, 2020, we have a sizeable accounts receivable balance of $92.6 million and inventories balance of $63.1 million. Additionally, we purchased a portion of our bonds on the open market at a discount, lowering our annual cash interest expense and reducing our overall debt outstanding. To date, we have purchased bonds with a face value of approximately $29.7 million for a total purchase price of approximately $7.4 million.”

“We continue to navigate an extremely volatile market with the energy industry suffering from both significant global demand reductions related to the COVID-19 pandemic, as well as a flood of supply hitting the market. In response to this, our customers quickly began further cuts to 2020 capex plans, dropping rigs and releasing frac crews. These ‘completions holidays’ are affecting all of our service lines with meaningful revenue and adjusted EBITDA declines.”

“Our new low-temperature dissolvable plug was successfully commercialized during Q1 and the timeline for our high-temperature and new composite plug remain on-track for Q2 and Q3,

respectively. Our team remains extremely pleased with the performance of our low-temperature plug, specifically in the Permian, as well as the interest from our customers in trialing the technology. The current market backdrop is a substantial headwind, which will delay near-term adoption; however, I am confident we will execute our previously scheduled trials and commercial commitments once activity resumes and customers look for new ways to reduce costs and cycle times in a depressed environment.”

Operating Results

During the first quarter of 2020, the Company reported revenues of $146.6 million with adjusted gross profitE of $20.6 million.

During the first quarter of 2020, the Company reported selling, general and administrative (“SG&A”) expense of $16.4 million, compared to $20.3 million for the fourth quarter of 2019. Depreciation and amortization expense (“D&A”) in the first quarter of 2020 was $12.7 million, compared to $15.4 million for the fourth quarter of 2019.

The Company recognized income tax benefit of approximately $2.1 million in the first quarter of 2020, resulting in an effective tax rate of 0.7% against year to date results. The benefit provided by both the net operating loss provisions of the Coronavirus Aid, Relief, and Economic Security (CARES) Act and the goodwill impairment recorded during the quarter are the primary components of the Company’s 2020 tax position.

Liquidity and Capital Expenditures

During the first quarter of 2020, the Company reported net cash provided by operating activities of $0.7 million, compared to $14.5 million for the fourth quarter of 2019. Capital expenditures totaled $1.4 million during the first quarter of 2020, of which approximately 73% related to maintenance capital expenditures.

As of March 31, 2020, Nine’s cash and cash equivalents were $90.1 million with $93.5 million of availability under the revolving credit facility, which remains undrawn, resulting in a total liquidity position of $183.6 million as of March 31, 2020.

During the first quarter, the Company repurchased approximately $13.8 million of the senior notes for a repurchase price of approximately $3.5 million in cash. As a result, the Company recorded a $10.1 million gain on extinguishment of debt with no cash tax obligation. Subsequent to March 31, 2020, the Company repurchased an additional $15.9 million of the senior notes for a repurchase price of approximately $3.9 million in cash.

ABCDESee end of press release for definitions

Conference Call Information

The call is scheduled for Thursday, May 7, 2020 at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through May 21, 2020 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13697767.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact on demand for oil and gas; the current significant surplus in the supply of oil and the ability of the OPEC+ countries to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the Company’s ability to reduce capital expenditures; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; the Company’s ability to successfully integrate recently acquired assets and operations and realize anticipated revenues, cost savings or other benefits thereof; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019
Revenues	$146,624	$163,410
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	126,008	139,985
General and administrative expenses	16,395	20,348
Depreciation	8,541	10,972
Amortization of intangibles	4,169	4,442
Impairment of goodwill	296,196	20,273
Impairment of property and equipment	—	66,200
Impairment of intangibles	—	114,804
Gain on revaluation of contingent liabilities	(426)	(486)
(Gain) loss on sale of property and equipment	(575)	261
Loss on sale of subsidiaries	—	62

Loss from operations	(303,684)	(213,451)

Interest expense	9,828	9,830
Interest income	(371)	(421)
Gain on extinguishment of debt	(10,116)	—

Loss before income taxes	(303,025)	(222,860)
Benefit for income taxes	(2,125)	(2,339)

Net loss	$(300,900)	$(220,521)
Loss per share
Basic	$(10.22)	$(7.51)
Diluted	$(10.22)	$(7.51)
Weighted average shares outstanding
Basic	29,430,475	29,367,436
Diluted	29,430,475	29,367,436
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(603)	$115

Total other comprehensive income (loss), net of tax	(603)	115

Total comprehensive loss	$(301,503)	$(220,406)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$90,116	$92,989
Accounts receivable, net	92,645	96,889
Income taxes receivable	810	660
Inventories, net	63,113	60,945
Prepaid expenses and other current assets	14,977	17,434

Total current assets	261,661	268,917
Property and equipment, net	121,148	128,604
Intangible assets, net	144,822	148,991
Goodwill	—	296,196
Other long-term assets	7,377	8,187

Total assets	$535,008	$850,895

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$28,291	$35,490
Accrued expenses	29,098	24,730
Current portion of capital lease obligations	1,019	995

Total current liabilities	58,408	61,215
Long-term liabilities
Long-term debt	379,007	392,059
Deferred income taxes	—	1,588
Long-term capital lease obligations	1,937	2,201
Other long-term liabilities	3,805	3,955

Total liabilities	443,157	461,018
Stockholders’ equity
Common stock (120,000,000 shares authorized at $.01 par value; 30,406,994 and 30,555,677 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively)	304	306
Additional paid-in capital	762,332	758,853
Accumulated other comprehensive loss	(5,070)	(4,467)
Accumulated deficit	(665,715)	(364,815)

Total stockholders’ equity	91,851	389,877

Total liabilities and stockholders’ equity	$535,008	$850,895

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019
Cash flows from operating activities
Net loss	$(300,900)	$(220,521)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	8,541	10,972
Amortization of intangibles	4,169	4,442
Amortization of deferred financing costs	745	746
Provision for (recovery of) doubtful accounts	(288)	613
Benefit for deferred income taxes	(1,588)	(1,451)
Provision for inventory obsolescence	271	646
Impairment of goodwill	296,196	20,273
Impairment of property and equipment	—	66,200
Impairment of intangible assets	—	114,804
Stock-based compensation expense	3,592	3,504
Gain on extinguishment of debt	(10,116)	—
(Gain) loss on sale of property and equipment	(575)	261
Gain on revaluation of contingent liabilities	(426)	(486)
Loss on sale of subsidiaries	—	62
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	4,458	21,399
Inventories, net	(2,651)	4,911
Prepaid expenses and other current assets	2,409	2,800
Accounts payable and accrued expenses	(3,213)	(10,948)
Income taxes receivable/payable	(150)	(968)
Other assets and liabilities	271	(2,762)

Net cash provided by operating activities	745	14,497

Cash flows from investing activities
Proceeds from sales of property and equipment	892	1,768
Proceeds from property and equipment casualty losses	428	73
Net proceeds from sale of subsidiaries	—	(308)
Purchases of property and equipment	(785)	(16,061)

Net cash provided by (used in) investing activities	535	(14,528)

Cash flows from financing activities
Payments on Senior Notes	(3,455)	—
Payments on capital leases	(240)	(235)
Payments of contingent liability	(98)	(124)
Vesting of restricted stock	(115)	—

Net cash used in financing activities	(3,908)	(359)

Impact of foreign currency exchange on cash	(245)	58

Net decrease in cash and cash equivalents	(2,873)	(332)
Cash, cash equivalents and restricted cash
Beginning of period	92,989	93,321

End of period	$ 90,116	$ 92,989

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019
Calculation of gross profit
Revenues	$146,624	$163,410
Cost of revenues (exclusive of depreciation and amortization shown separately below)	126,008	139,985
Depreciation (related to cost of revenues)	7,943	8,090
Amortization of intangibles	4,169	4,442

Gross profit	$8,504	$10,893

Adjusted gross profit (excluding depreciation and amortization) reconciliation
Gross profit	$8,504	$10,893
Depreciation (related to cost of revenues)	7,943	8,090
Amortization of intangibles	4,169	4,442

Adjusted gross profit	$20,616	$23,425

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019
EBITDA reconciliation:
Net loss	$(300,900)	$(220,521)
Interest expense	9,828	9,830
Interest income	(371)	(421)
Depreciation	8,541	10,972
Amortization of intangibles	4,169	4,442
Benefit for income taxes	(2,125)	(2,339)

EBITDA	$(280,858)	$(198,037)
Impairment of goodwill	296,196	20,273
Impairment of property and equipment	—	66,200
Impairment of intangible assets	—	114,804
Transaction and integration costs	146	4,183
Gain on revaluation of contingent liabilities (1)	(426)	(486)
Gain on extinguishment of debt	(10,116)	—
Restructuring charges	2,329	713
Stock-based compensation expense	3,592	3,504
(Gain) loss on sale of property and equipment	(575)	261
Legal fees and settlements (2)	4	142
Loss on sale of subsidiaries	—	62

Adjusted EBITDA	$10,292	$11,619

(1)	Amounts relate to the revaluation of contingent liabilities associated with the Company’s recent acquisitions.

(2)	Amounts represent fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Consolidated
	Three Months Ended	Three Months Ended
	March 31, 2020	December 31, 2019
Net loss	$(300,900)	$(220,521)
Add back:
Impairment of goodwill	296,196	20,273
Impairment of property and equipment	—	66,200
Impairment of intangibles	—	114,804
Transaction and integration costs	146	4,183
Interest expense	9,828	9,830
Interest income	(371)	(421)
Restructuring charges	2,329	713
Gain on extinguishment of debt	(10,116)	—
Loss on sale of subsidiaries	—	62
Benefit for deferred income taxes	(1,588)	(1,451)

After-tax net operating profit	$(4,476)	$(6,328)

Total capital as of prior period-end:
Total stockholders’ equity	$389,877	$606,779
Total debt	400,000	400,000
Less cash and cash equivalents	(92,989)	(93,321)

Total capital as of prior period-end	$696,888	$913,458

Total capital as of period-end:
Total stockholders’ equity	$91,851	$389,877
Total debt	386,171	400,000
Less: cash and cash equivalents	(90,116)	(92,989)

Total capital as of period-end:	$387,906	$696,888

Average total capital	$542,397	$805,173

ROIC	-3%	-3%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019
Reconciliation of adjusted net income (loss):
Net loss	$(300,900)	$(220,521)
Add back:
Impairment of goodwill (a) (b)	296,196	20,273
Impairment of property and equipment (b)	—	66,200
Impairment of intangibles (b)	—	114,804
Transaction and integration costs (c)	146	4,183
Restructuring charges	2,329	713
Loss on sale of subsidiaries	—	62
Gain on extinguishment of debt (d)	(10,116)	—
Less: Tax benefit from add-backs	(2,547)	(2,467)

Adjusted net loss	$(14,892)	$(16,753)

Weighted average shares
Weighted average shares outstanding for basic and adjusted basic earnings (loss) per share	29,430,475	29,367,436

Loss per share:
Basic loss per share	$(10.22)	$(7.51)
Adjusted basic loss per share	$(0.51)	$(0.57)

a)

2020 impairment charges were driven by sharp declines in global crude oil demand and an economic recession associated with the coronavirus pandemic, as well as sharp declines in oil and natural gas prices associated with international pricing and production disputes.

b)

2019 impairment charges were driven by 1) a reduction of the need for coiled tubing during the drill-out phase of the overall completions process and 2) the transition of certain trade names associated with recent acquisitions, to the Company’s trade names.

(c)	Amounts represent transaction and integration costs, including the cost of inventory that was stepped up to fair value during purchase accounting associated with recent acquisitions.

(d)	Amount primarily represents the difference between the repurchase price and the carrying amount of senior notes repurchased during the three months ended March 31, 2020.

AAdjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted Basic Earnings Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

CAdjusted Net Income (Loss) is defined as net income (loss) adjusted for (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) restructuring charges, (iv) loss or gain on the sale of subsidiaries, (v) gain on the extinguishment of debt and (vi) tax impact of such adjustments. Management believes Adjusted Net Income (Loss) is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

DReturn on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss or gain on the sale of subsidiaries, (vi) gain on extinguishment of debt, and (vii) the provision or benefit for deferred income taxes. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior year-end adjusted total capital for use in this analysis. Management believes ROIC is a meaningful measure because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested. Management uses ROIC to assist them in making capital resource allocation decisions and in evaluating business performance.

EAdjusted Gross Profit is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit to evaluate operating performance. We prepare adjusted gross profit (excluding depreciation and amortization) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.